CREDIT AGREEMENT


                            Dated as of May 22, 1995


                                    between


                               MENOR CORPORATION


                                      and


                             SANWA BANK CALIFORNIA

                                CREDIT AGREEMENT
     THIS CREDIT AGREEMENT (the "AGREEMENT") is made and dated as of the 22 day of May, 1995, by and between SANWA BANK CALIFORNIA ("Lender") and MENTOR CORPORATION, a Minnesota corporation (the "Borrower").

                                    RECITALS
     A. The Borrower has requested Lender to extend credit to the Borrower, and Lender has agreed to do so.
     B. The Borrower and Lender desire to set forth herein the mutually agreed upon terms and conditions of such credit extension.
     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT
   1. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:
     "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of such corporation.
     "Agreement" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.
     "Applicable IBO Rate" shall mean with respect to any Interest Period for a Eurodollar Loan, the rate per annum (rounded upward, if necessary, to the next higher 1/100 of one percent (0.01%)) calculated in accordance with the following formula:
                                           IR
                 Applicable IBO Rate =   1-IRP     + 2.00%
where

                 IR  =  IBO Rate for such Interest Period
                 IRP =  IBO Reserve Percentage

       "Applicable Reference Rate" shall mean, with respect to any Loans that are Reference Rate Loans, the Reference Rate, as from time to time in effect.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Los Angeles, California are authorized or obligated to close their regular banking business.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder as from time to time in effect.

     "Collateral" shall mean the Borrower's and Guarantors' personal property (tangible and intangible) which are covered by the Security Documents.

     "Commonly Controlled Entity" of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Internal Revenue Code.

     "Compliance Certificate" shall mean a compliance certificate substantially in the form of Exhibit I attached hereto duly executed by a Responsible Officer of the Borrower.

     "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Contribution Agreement" shall have the meaning given to such term in Paragraph 3(i) below.

     "Credit Limit" shall mean, with respect to Revolving Loans and Outstanding Letters of Credit, $15,000,000, as such amount may be increased or decreased by written agreement of the Borrower and Lender.

     "Current Assets" shall mean the consolidated current assets of the Borrower and its Subsidiaries as determined in accordance with GAAP.

     "Current Liabilities" shall mean the consolidated current liabilities of the Borrower and its Subsidiaries as determined in accordance with GAAP.

     "Effective Tangible Net Worth" shall mean (i) the gross book value of the assets of the Borrower and its Subsidiaries appearing on a balance sheet prepared in accordance with GAAP plus (ii) Subordinated Debt minus (iii) loans to stockholders and employees of the Borrower and its Subsidiaries minus (iv) all liabilities and the net book value of all assets of the Borrower and its Subsidiaries which would be treated as intangibles under GAAP, including, without limitation, unamortized debt discount and expense, covenants not to compete, customer lists, unamortized research and development expense, unamortized deferred charges and costs, goodwill, trademarks, service marks, trade names, patents, copyrights and licenses.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder as from time to time in effect.

     "Eurodollar Business Day" shall mean a Business Day upon which commercial banks in London, England, New York, New York, and Los Angeles, California are open for domestic and international business.

     "Eurodollar Loan" shall mean Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the IBO Rate.

     "Event Of Default" shall have the meaning given such term in Paragraph 8 below.

     "Fixed Loan" shall mean a Loan hereunder at such time as they are made and/or maintained at a rate of interest based upon the Fixed Rate.

     "Fixed Rate" shall mean a fixed rate per annum equal to 2% in excess of any pricing index agreed upon by the Borrower and Lender after the date of this Agreement as set forth in a writing signed by such parties.

     "Funded Debt" of any Person shall mean, at any date,  without  duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases, (e) all Indebtedness of any other Person secured by a Lien on any asset of such Person, and (f) all Funded Debt of any other Person guaranteed by such Person.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantors" shall mean Mentor H/S, Inc., Mentor O&O, Inc., Mentor Urology, Inc., Mentor ORC, Inc., Mentor Caribe and any other of the Borrower's Significant Subsidiaries that the Lender may from time to time notify the Borrower in writing shall become a Guarantor.

     "Guarantees" shall have the meaning given such term in Paragraph 3 (i) below.

     "IBO Rate" shall mean with respect to any Interest Period for a Eurodollar Loan, the rate per annum at which Sanwa Bank California would quote to banks in the London interbank eurocurrency market at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of the proposed

Interest Period for Eurodollar Loans for deposits in immediately available U.S. dollars in an amount equal to the aggregate amount of Eurodollar Loans proposed to be subject to such rate during such Interest Period and for a period of time equal to such Interest Period.

     "IBO Reserve Percentage" shall mean for any day, that percentage expressed as a decimal, which is in effect on such day, as specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on eurocurrency liabilities.

     "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP and industry practices, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and capitalized lease obligations, and shall also include all indebtedness and liabilities of any other Person assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

     "Inter-Company Note" shall mean a promissory note in favor of the Borrower from each of its Subsidiaries substantially in the form of Exhibit K attached hereto.

     "Interest Period" shall mean (i) with respect to any Fixed Loan, the period of 30, 60, 90, 120 or 180 days as agreed upon by Lender and the Borrower and
(ii) with respect to any Eurodollar Loan, the period commencing on the date advanced and ending one, two, three or six months thereafter, all as designated in the related Loan Request; provided, however, that (1) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless by such extension it would fall in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day, and (2) any Interest Period applicable to a Eurodollar Loan which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause
(1) hereof, end on the last day of such calendar month. No Interest Period shall extend beyond the Maturity Date.

     "L/C Documents" shall have the meaning given such term in Paragraph 3(b) below.

     "L/C Drawing" shall have the meaning given such term in Paragraph 3(c) below.

     "L/C Sublimit" shall mean $3,000,000.

     "Letters Of Credit" shall have the meaning given such term in Paragraph 2(a) below.

     "Letter Of Credit Request" shall mean a request for a Letter Of Credit in form satisfactory to the Lender.

     "Lien" shall mean any security interest, mortgage, pledge, privilege, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction. "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, the Guarantees, the Contribution Agreements, the Inter-Company Note, and each other document, instrument or agreement executed by the Borrower or a Guarantor in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time.

     "Loan Maturity Date" shall mean the earlier of: (a) September 15, 1997, as such date may be extended from time to time in writing by the Borrower and Lender (b) the date Lender terminates its obligation to make further Loans pursuant to Paragraph 8 below; or (c) the date the Credit Limit is reduced to $0.00.

     "Loan Request" shall mean a request for a Loan in the form attached hereto as Exhibit J, or in other form satisfactory to Lender.

     "Loans" shall have the meaning given in Paragraph 2(a) below.

     "Note" shall mean the note delivered by the Borrower to Lender in the form attached hereto as Exhibit A.

     "Obligations" shall mean any and all debts, obligations and liabilities of the Borrower to Lender arising out of or related to the Loan Documents (whether principal, interest, fees or otherwise, now existing or hereafter arising, whether voluntary or involuntary, whether or not jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, whether or not from time to time decreased or extinguished and later increased, created or incurred, and whether or not extended, modified, rearranged, restructured, refinanced or replaced, including without limitation, modifications to interest rates or other payment terms of such debts, obligations or liabilities).

     "Outstanding Letter Of Credit" shall mean (i) any Letter Of Credit which has not been cancelled, expired, un-utilized or fully drawn down, (ii) that certain Letter Of Credit number SB2321 dated as of February 10, 1995 issued by Lender in favor of the Aetna Casualty & Surety Company in the amount of $1,000,000 and (iii) the amount of any unreimbursed L/C Drawings.

     "Person" shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

     "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event Of Default.

     "Proceeds" shall mean whatever is receivable or received when Collateral or Proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

     "Reference Rate" shall mean the fluctuating per annum rate announced from time to time by Sanwa Bank California in Los Angeles, California, as its "Reference Rate". The Reference Rate is a rate set by Sanwa Bank California based upon various factors including Sanwa Bank California's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below the Reference Rate.

     "Reference Rate Loan" shall mean Loans hereunder at such time as they are made and/or being maintained at a rate of interest based on the Reference Rate.

     "Requirements Of Law" shall mean as to any Person the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. "Responsible Officer" shall mean the chief financial officer or, in the absence of the chief financial officer, such officer as the chief financial officer shall advise Lender in writing is a "Responsible Officer" for purposes of this Agreement.

     "Security Agreement" shall have the meaning given such term in Paragraph 3(k) below.

     "Security Documents" shall have the meaning given such term in Paragraph 3(k) below.

     "Significant Subsidiary" shall mean any Subsidiary which, based on consolidating statements most recently delivered to the Lender, either (i) has revenue, including sales to unaffiliated customers and affiliated customers equal to 10% or more of combined revenue of the Borrower or (ii) has combined tangible assets equal to 10% or more of the combined tangible assets of the Borrower.

     "Subordinated Debt" shall mean Indebtedness of the Borrower outstanding on the date of this Agreement pursuant to the terms of which such Indebtedness is subordinated to the Obligations on terms and conditions satisfactory to Lender.

     "Subsidiary" shall mean any Person more than fifty percent (50%) of the equity of which has by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of the entity (irrespective of whether or not at the time stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or shall, at the time as of which any determination is being made, be owned, either directly or through Subsidiaries.

   2. Credit Facilities.
    2(a) Credit Limits.
        (1) Revolving Loans. On the terms and subject to the conditions set forth herein, Lender agrees that it shall from time to time to and including the Loan Maturity Date (as such term and capitalized terms not otherwise defined herein are defined in Paragraph 1 above) make revolving Loans (the "Loans" or a "Loan") to the Borrower in an aggregate amount with all its other outstanding Loans and Outstanding Letters Of Credit not to exceed at any one time the Credit Limit. Loans may be repaid and reborrowed in accordance with this Agreement.

        (2) Letters Of Credit. On the terms and subject to the conditions set forth herein, the Lender agrees to issue for the account of the Borrower from time to time from the date hereof to and including the 30th day immediately preceding the Loan Maturity Date, its Letters Of Credit (a "Letter Of Credit" and collectively the "Letters Of Credit") in an aggregate amount with other Outstanding Letters Of Credit not to exceed the L/C Sublimit. No commercial Letter of Credit shall expire more than one year from the date of its issuance; no standby Letter of Credit shall expire more than one year from the date of its issuance. The aggregate of Outstanding Letters Of Credit and outstanding Loans shall not exceed at any one time the Credit Limit. No Letter Of Credit may have an expiration date later than thirty (30) days prior to the Loan Maturity Date. Letters Of Credit may be commercial letters of credit or stand-by Letters of Credit.

    2(b) Maintenance of Loans. Loans shall be maintained, at the election of the Borrower made from time to time as permitted herein, as Reference Rate Loans and/or Eurodollar Loans and/or Fixed Loans or any combination thereof.

    2(c) Calculation of Interest. The Borrower shall pay interest on Loans outstanding hereunder from the date disbursed to but not including the date of payment at a rate per annum equal to, at the option of and as selected by the Borrower from time to time (subject to the provisions of Paragraphs 2(f), (g) and (h) below): (1) with respect to each Loan which is a Eurodollar Loan, at the Applicable IBO Rate for the applicable Interest Period, (2) with respect to each Loan which is a Reference Rate Loan, at a fluctuating rate per annum equal to the Applicable Reference Rate during the applicable calculation period, and (3) with respect to Fixed Loans, the Fixed Rate for the applicable Interest Period.

    2(d) Payment of Interest. Interest accruing on Reference Rate Loans and Fixed Loans outstanding hereunder shall be payable monthly, in arrears, for each month on or before the tenth Business Day of the next succeeding month, and, with respect to Fixed Loans, on the last day of the relevant Interest Period. Interest accruing on Eurodollar Loans shall be payable in arrears: (1) in the case of Eurodollar Loans with Interest Periods ending from one month to three months from the date advanced, at the end of the applicable Interest Period therefor; and (2) in the case of Eurodollar Loans with Interest Periods ending later than three months from the date advanced, at the end of each three month period from the date advanced, and then at the end of the applicable Interest Period therefor. A final payment of interest shall be payable, with respect to Loans, on the Loan Maturity Date. The Borrower hereby irrevocably authorizes and directs Lender to collect interest when due by debiting the amount of interest payable from any collected funds then on deposit in such account maintained by the Borrower with Lender as the Borrower shall designate, but no failure by Lender to so debit such account and no insufficiency in the amount on deposit in such account shall excuse the Borrower from making any payment in full when due. In accordance with its usual procedures, Lender will notify the Borrower of the date and approximate amount of any such debit prior to the date thereof.
    2(e) Repayment of Principal. (1) Subject to the prepayment requirements of Paragraph 2(h) below, the Borrower shall pay:
     (I) the principal amount of all Loans remaining outstanding on the Loan Maturity Date.

     (ii) The Borrower hereby irrevocably authorizes and directs Lender to collect principal on the Loans when due by debiting the amount of principal payable from any collected funds then on deposit in such account maintained by the Borrower with Lender as the Borrower shall designate, but no failure by Lender to so debit such account and no insufficiency in the amount on deposit in such account shall excuse the Borrower from making any payment in full when due.

    2(f) Election of Type of Loan; Conversion Options.
     (1) The Borrower may elect from time to time to have Loans funded (i) as Reference Rate Loans or Fixed Loans by giving Lender prior irrevocable notice no later than 11:00 a.m. (Los Angeles time) on the proposed date of borrowing of such election, and (ii) as Eurodollar Loans by giving Lender at least three Eurodollar Business Days' prior irrevocable notice of such election. The
Borrower may elect from time to time to (i) convert Loans outstanding as Eurodollar Loans or Fixed Loans to Reference Rate Loans by giving Lender at least one Business Day's prior irrevocable notice of such election, and (ii) convert Loans outstanding as Reference Rate Loans to Eurodollar Loans or Fixed Loans by giving Lender at least three Business Days' prior irrevocable notice of such election. Any such conversion of Eurodollar Loans or Fixed Loans may only be made on the last day of the applicable Interest Period. All such elections shall be evidenced by the delivery by the Borrower to Lender within the required time frame of a duly executed Loan Request. No Reference Rate Loan shall be converted into a Eurodollar Loan or Fixed Loans if an Event Of Default or Potential Default has occurred and is continuing on the day occurring three Eurodollar Business Days or, in the case of Fixed Loans, one Business Day prior to the date of the conversion requested by the Borrower. All or any part of outstanding Loans may be converted as provided in this Paragraph 2(f)(1), provided that partial conversions shall be in a principal amount of $1,000,000 or whole multiples of $500,000 in excess thereof, and in the case of conversions into Eurodollar Loans or Fixed Loans, after giving effect thereto the aggregate of the then number of respective Eurodollar Loans and Fixed Loans of Lender having a different Interest Period does not exceed five.

     (2) Any Eurodollar Loan or Fixed Loan may be continued as such upon the expiration of the Interest Period with respect thereto by giving Lender at least three Eurodollar Business Days', or in the case of Fixed Loans, one Business Days' prior irrevocable notice of such election as set forth on a duly executed Loan Request; provided, however, that no Eurodollar Loan or Fixed Loan may be continued as such when any Event Of Default or Potential Default has occurred and is continuing, but shall be automatically converted to a Reference Rate Loan on the last day of the then current Interest Period applicable thereto, and Lender shall notify the Borrower promptly that such automatic conversion will occur. If the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have elected to convert the affected Eurodollar Loan or Fixed Loan to a Reference Rate Loan on the last day of the relevant Interest Period.

    2(g) Inability to Determine Rate. In the event that Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the IBO Rate for any Interest Period, Lender shall forthwith give notice to the Borrower. If such notice is given: (1) no Loan may be funded as a Eurodollar Loan, (2) any Loan that was to have been or would be converted to a Eurodollar Loan shall, subject to the provisions hereof, be continued as a Reference Rate Loan, and (3) any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Reference Rate Loan.

     2(h) Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender to make or maintain Eurodollar Loans as contemplated by this Agreement: (1) the commitment of Lender hereunder to make or to continue Eurodollar Loans or to convert Reference Rate Loans to Eurodollar Loans shall forthwith be cancelled and (2) Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Reference Rate Loans or, at the request of the Borrower, Fixed Loans at the end of their respective Interest Periods or within such earlier period as required by law. In the event of a conversion of any such Loan prior to the end of its applicable Interest Period the Borrower hereby agrees promptly to pay

Lender upon demand in writing setting forth in reasonable detail the calculation of the amount so demanded, the amounts required pursuant to Paragraph 2(k) below, it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.

    2(i) Requirements Of Law; Increased Costs. In the event that any applicable law, order, regulation, treaty or directive issued by any central bank or other Governmental Authority, agency or instrumentality or in the governmental or judicial interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) issued by any central bank or other Governmental Authority, agency or instrumentality:
     (1) Does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement or any Loans made or Letters Of Credit issued hereunder, or change the basis of taxation of payments to Lender of principal, fee, interest or any other amount payable hereunder (except for change in the rate of tax on the overall net income of Lender);

     (2) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or Loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which are not otherwise included in the determination of interest payable on the Obligations; or

     (3) Does or shall impose on Lender any other condition; and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining any Loan or to reduce any amount receivable in respect thereof or the rate of return on the capital of Lender, then, in any such case, the Borrower shall promptly pay to Lender, upon its written demand made to the Borrower, any additional amounts necessary to compensate Lender for such additional cost or reduced amounts receivable or rate of return as determined by Lender with respect to this Agreement or Loans made or Letters Of Credit issued hereunder. If Lender becomes entitled to claim any additional amounts pursuant to this Paragraph 2(i), it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by Lender to the Borrower shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.
    2(j) Funding. Lender shall be entitled to fund all or any portion of its Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder shall be conducted as though Lender actually funds all Eurodollar Loans through the purchase in London of offshore dollar deposits in the amount of the relevant

Eurodollar Loan in maturities corresponding to the applicable Interest Period.

    2(k) Prepayment Premium. In addition to all other payment obligations hereunder, in the event: (1) any Loan which is outstanding as a Eurodollar Loan is prepaid prior to the last day of the applicable Interest Period, whether following a voluntary prepayment, a mandatory prepayment or otherwise, or (2) the Borrower shall fail to continue or to make a conversion to a Eurodollar Loan or Fixed Loan after the Borrower has given notice thereof as provided in Paragraph 2(f) above, or (3) any Loan which is outstanding as a Fixed Loan is paid on a day other than the dates fixed for payment under this Agreement, or
(4) the Borrower shall fail to continue or to make a conversion to Reference Rate Loans after the Borrower has given notice thereof as provided in Paragraph 2(f) above, then the Borrower shall immediately pay to Lender an additional premium sum compensating Lender for actual losses, and reasonable costs and expenses incurred by Lender in connection with such prepayment, including, without limitation, those incurred in connection with redeployment of funds all as set forth in a certificate from the Lender setting forth in reasonable detail the nature and amount thereof.

   3. Miscellaneous Provisions.

    3(a) Use of  Proceeds.  The  proceeds of the Loans shall be utilized by the
Borrower  for  working   capital,   including,   without   limitation,   capital
expenditures and acquisitions. Letters Of Credit shall be used for conduct of business in the ordinary course.

    3(b) Request For Loans and Letters Of Credit; Making of Loans and Issuance of Letters Of Credit

     (1) The Loans. If the Borrower desires to borrow hereunder, the Borrower shall deliver a Loan Request to Lender which shall be delivered telephonically no later than 10:00 a.m. (Los Angeles time) and immediately confirmed by facsimile transmission, on the day notice of borrowing is required to be given for the type of Loan being requested pursuant to Paragraph 2(f)(1) above. If the Loan is for the benefit of a Guarantor, such Loan Request shall direct Lender to disburse the proceeds of such Loan to an account of such Guarantor. Each Loan shall be in a minimum amount not less than $500,000 and in increments of $500,000 in excess thereof in the case of a Eurodollar Loan, and in a minimum amount not less than $100,000 and in increments of $100,000 in excess thereof in the case of a Reference Rate Loan or a Fixed Loan.

     (2) Letters Of Credit. If the Borrower desires to request a Letter Of Credit hereunder, the Borrower shall deliver a Letter Of Credit Request (which shall be completed in form and substance satisfactory to the Lender) to the Lender which shall be delivered by telefacsimile transmission at least three (3) Business Days prior to the requested date of issuance. If the Letter of Credit is for the benefit of a Guarantor, such Letter of Credit Request shall notify the Lender of the identity of such Guarantor. Each such Letter Of Credit Request shall be accompanied by all other documents, instruments, and agreements as the Lender may reasonably request in connection with such request (the "L/C

Documents"). The Lender shall issue its Letter Of Credit in accordance with the terms of such notice.

    3(c) Evidence of Repayment Obligations.

     (1) The Loans. The obligation of the Borrower to repay the Loans shall be evidenced by a revolving note payable to the order of Lender in the form of that attached hereto as Exhibits A (the "Note"). Upon any advance, conversion or prepayment as provided in this Agreement with respect to any Loan, Lender is hereby authorized to record the date and amount of each such advance and conversion made by Lender, or the date and amount of each such payment or prepayment of principal of the Loan made by Lender, the applicable Interest Period and interest rate with respect thereto, on the schedules annexed to and constituting a part of the Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error. The failure of Lender to make any such notation shall not affect in any manner or to any extent the Borrower's Obligations hereunder.

     (2) Letters Of Credit. Each drawing under a Letter Of Credit (an "L/C Drawing") shall be payable in full by the Borrower on the date thereof, without demand or notice of any kind. If the Borrower desires to repay an L/C Drawing from the proceeds of a Loan, the Borrower may request a Loan in accordance with the other terms and conditions of this Agreement and, if disbursed on the date of such drawing, shall be applied in payment of such obligation by the Borrower. If any L/C Drawing shall not be repaid when due in accordance with the terms of this Agreement, the Borrower shall reimburse Lender for each such L/C Drawing together with interest thereon until paid at the rate set forth in Paragraph 3(e) below. The obligation of the Borrower to reimburse the Lender for L/C Drawings shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Lender (except such as may arise out of the Lender's negligence or willful misconduct hereunder) or any other Person, including, without limitation, any set-off, counterclaim or defense based upon or arising out of:

        (a) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

        (b) Any amendment or waiver of or any consent to departure from the terms of any Letter Of Credit;

        (c) The existence of any claim, set-off, defense or other right which the Borrower or any other Person may have at any time against any beneficiary or any transferee of any Letter Of Credit (or any Person for whom any such beneficiary or any such transferee may be acting); or
        (d) Any allegation that any demand, statement or any other document presented under any Letter Of Credit is forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statements presented in connection with any L/C Drawing.

    3(d) Nature and Place of Payments. All payments made on account of the Obligations shall be made by the Borrower, without setoff or counterclaim, in lawful money of the United States of America in immediately available funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and must be received by Lender by 11:00 a.m. (Los Angeles time) on the day of payment, it being expressly agreed and understood that if a payment is received after 11:00 a.m. (Los Angeles time) by Lender, such payment will be considered to have been made by the Borrower on the next succeeding Business Day and interest thereon shall be payable by the Borrower at the Applicable Reference Rate during such extension. If any payment required to be made by the Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

    3(e) Default Interest. After the occurrence of and during the continuance of an Event Of Default, Lender, in its sole discretion, may determine that all Obligations shall bear interest from the date due until paid in full at a per annum rate equal to three percent (3%) above the Reference Rate.

    3(f) Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

    3(g) Prepayments.
     (1) The Borrower may prepay Reference Rate Loans hereunder in whole or in part at any time. Eurodollar Loans and Fixed Loans may only be paid at the end of their respective Interest Periods.

     (2) The Borrower shall pay in connection with any prepayment hereunder, whether voluntary or mandatory, all interest accrued but unpaid on Loans to which such prepayment is applied, and all prepayment premiums, if any, on Eurodollar Loans to which such prepayment is applied, concurrently with payment to Lender of any principal amounts.

     (3) Subject to the other terms and conditions of this Agreement, the Borrower may, from time to time, reduce the Credit Limit, in increments of not less than $5,000,000, to an amount not less than the aggregate Loans outstanding and Outstanding Letters Of Credit.

    3(h) Fees.

     (1) Commitment Fee. The Borrower shall pay to Lender within two weeks of receipt of a billing as of the last day of each calendar quarter for such calendar quarter a commitment fee, computed at the per annum rate of one-quarter of one percent (0.25%) of: (1) the Credit Limit, minus (2) the daily average amount of Loans and Outstanding Letters of Credit outstanding during the applicable computation period.

     (2) Letter Of Credit Fees. On or prior to the issuance of each commercial Letter Of Credit, the Borrower shall pay to Bank a Letter Of Credit fee equal to an amount as may be required by the Lender in accordance with its standard fee structure for such Letters of Credit as set forth in Schedule 3(h)(2) attached hereto. With respect to each standby Letter of Credit, the Borrower shall pay to Bank on or prior to the date of issuance a non-refundable Letter Of Credit commission equal to the per annum rate of 1.00% on the face amount of such standby Letters Of Credit.

     (3) Other Fees. The Borrower shall pay such other fees as it shall from time to time agree upon in connection with this Agreement pursuant to letter agreements entered into with reference to this paragraph.
     3(i) Guarantees; Contribution Agreements. As support for the Obligations, the Borrower will cause to be executed and delivered to Lender a guarantee in the form attached hereto as Exhibit C (the "Guarantees" or a "Guarantee") by each of the Guarantors. In connection with such Guarantees, the Borrower will cause to be executed and delivered a Contribution Agreement in the form attached hereto as Exhibit D ("Contribution Agreement") by each of the Guarantors. The agreements of the Borrower under this Paragraph 3(i) are on-going, and, from time to time, the Borrower will cause any Guarantor that becomes such after the date of this Agreement to execute and deliver a Guaranty and Contribution Agreement in accordance with this Paragraph 3(i).

     3(j) Collateral Security; Additional Documents. As collateral security for the Obligations, the Borrower shall execute and deliver and cause to be executed and delivered to Lender for its benefit: (1) a Security Agreement from the Borrower and from each of the Guarantors substantially in the forms attached hereto respectively as Exhibits B-1 and B-2 (the "Security Agreements" or a "Security Agreement"), pursuant to which the Borrower and each Guarantor shall pledge, assign and grant to Lender, for its benefit, a first priority security interest in and Lien upon the Collateral (including, without limitation, the Inter-Company Notes) and (2) such UCC-1 financing statements as Lender may require. The Borrower further agrees to execute and deliver or to cause to be executed and delivered to Lender from time to time, for each Guarantor that becomes such after the date of this Agreement, a Security Agreement, a Guarantee and such UCC-1 financing as Lender may reasonably require and, for the Borrower and all Guarantors, such confirmatory Security Agreements, financing statements, consents of and notices to third parties and such documents, instruments and agreements, including, without limitation, relating to the creation or perfection of Liens under any relevant state or Federal law, or the law of any relevant foreign jurisdiction as Lender may reasonably request which are in Lender's judgment necessary or desirable to obtain for Lender the benefit of the Security Agreements and the Collateral (the Security Agreements, the UCC-1 financing statements referred to in subparagraph (2) above, and such additional documents, instruments and agreements being referred to herein as the "Security Documents"). The Borrower agrees to cause each Significant Subsidiary that becomes such after the date hereof to execute and deliver an Inter-Company Note in favor of the Borrower.

   4. Conditions to Making Loans.

    4(a) First Credit. As conditions precedent to the obligations of Lender, satisfactory to Lender in form and substance, to make the first Loan and of the Lender to issue the first Letter Of Credit:
     (1) The Borrower shall have delivered or shall have had delivered to Lender each of the following:

     (i)   A duly executed copy of this Agreement;

     (ii)  Duly executed copies of each of the other Loan Documents;

     (iii) Such credit applications, financial statements, authorizations, and such information concerning the Borrower and its business, operations and condition (financial and otherwise) as Lender may reasonably request;

     (iv) Certified copies of resolutions of the Board of Directors of the Borrower and each Guarantor approving the execution and delivery of the Loan Documents to which it is a party;
     (v) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of the Borrower and each Guarantor authorized to sign the Loan Documents to which it is a party;

     (vi) An opinion of counsel for the Borrower and each Guarantor, except Mentor Caribe, in the form of Exhibit E attached hereto and covering such other matters as Lender may reasonably request;

     (vii) A copy of the Certificate of Incorporation of the Borrower and each Guarantor, certified by the Secretary of State of the State of its incorporation as of a recent date;

     (viii)A copy of each of the Articles of Incorporation and Bylaws of the Borrower and each Guarantor, certified by the Secretary or an Assistant Secretary of the Borrower or Guarantor, as the case may be, as of the date of this Agreement as being accurate and complete;

     (ix) A certificate of good standing or status of the Borrower and each Guarantor from the Secretary of State of the State of its incorporation and each jurisdiction where it is qualified to do business as of a recent date;

     (x) Payment of fees payable on or prior to the effective date of this Agreement pursuant to Paragraph 3(h) above;

     (xi) A search report showing only such financing statements and other filings of record as to the Collateral as shall be acceptable to Lender; and

     (xii) A copy of insurance policies or a certificate of insurance evidencing compliance by the Borrower under Paragraph 6(i) below.

     (2) All fees and other amounts payable hereunder prior to such date shall have been paid, and all acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

     4(b) Ongoing Loans and Letters Of Credit. As conditions precedent to Lender's obligation to make any Loan, including the first Loan, and the Lender's obligations to issue any Letter Of Credit, including the first Letter Of Credit, at and as of the date of the funding or issuance thereof;

     (1) There shall have been delivered to Lender: (I) in the case of the Loan, a Loan Request, and (ii) in the case of the Letter Of Credit, a Letter Of Credit Request and the related L/C Documents;

     (2) The representations and warranties of the Borrower and each Guarantor contained in the Loan Documents shall be accurate and complete in all material respects as if made on and as of such date;

     (3) There shall not have occurred an Event Of Default or Potential Default not otherwise cured or waived; and

     (4) Following the making of such Loan or issuance of such Letter Of Credit, the aggregate principal amount of Loans outstanding and Outstanding Letters Of Credit will not exceed the limitation of Paragraphs 2(a) above.

By delivering a Loan Request to Lender or a Letter Of Credit Request to the Lender hereunder, or by requesting the conversion of a Loan into a Loan of a different type, or the continuation of a Loan pursuant to Paragraph 2(f) above, the Borrower shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(2) through (b)(4) above.

   5. Representations and Warranties of the Borrower.

     As an inducement to Lender to enter into this Agreement and to make Loans and to issue Letters Of Credit as provided herein, the Borrower represents and warrants to Lender that:

    5(a) Financial Position. The financial statements of the Borrower dated December 31, 1994 which have heretofore been furnished to Lender, present fairly in all material respects and, except as otherwise agreed by Lender, present fairly in accordance with GAAP the financial position of the Borrower and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of their operations and changes in their cash flows for the fiscal periods then ended.

    5(b) No Change. Since the date of the financial statements described in the preceding Paragraph 5(a), there has been no material adverse change in the business, operations, assets or financial or other condition of the Borrower or the Borrower and the Guarantors taken as a whole or the Borrower and its consolidated Subsidiaries taken as a whole. Since such date, the Borrower has not entered into, incurred or assumed any long-term debt, mortgages, material leases or material oral or written commitments not disclosed to the Lender prior to the date of this Agreement.

    5(c) Corporate Existence; Compliance with Law. The Borrower and each Guarantor (1) is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on it or its property and/or business or on the ability of the Borrower to pay or perform the Obligations, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance in all material respects with all Requirements Of Law and Contractual Obligations.

    5(d) Corporate Power; Authorization; Enforceable Obligations. The Borrower and each Guarantor has the corporate power and authority and the legal right to execute, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered on behalf of the Borrower and each Guarantor and constitute legal, valid and binding obligations of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

     5(e) No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement Of Law or any Contractual Obligations of the Borrower or create or result in the creation of any Lien on any assets of the Borrower or any Guarantor.

    5(f) No Material Litigation. Except as disclosed on Exhibit F hereto, no litigation, investigation or proceeding of or before any arbitrator or
Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of such parties' properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property or financial or other condition of the Borrower. By making this representation, the Borrower is not representing that any litigation, investigation or proceeding disclosed on Exhibit F hereto is, if adversely determined, likely to have a material adverse effect on the business, operations, property or financial or other condition of the Borrower nor that any such litigation is likely to be adversely determined.

    5(g) Taxes. The Borrower and each of its Subsidiaries have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than with respect to immaterial taxes and other than taxes which are being contested in good faith by appropriate proceedings and as to which the Borrower or applicable Subsidiary has established adequate reserves in conformity with GAAP.

    5(h) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    5(i) Subsidiaries. Attached hereto as Exhibit G is an accurate and complete list of all presently existing Subsidiaries of the Borrower, their respective jurisdictions of incorporation and qualification and the percentage of their capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

    5(j) Federal Reserve Board Regulations. Neither the Borrower nor any of the Guarantors is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan issued hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

    5(k) ERISA. If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

    5(l) Assets. The Borrower and each of its Subsidiaries has good and marketable title to all property and assets reflected in the financial statements referred to in Paragraph 5(a) above, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof. Except as reflected in the financial statements referred to in Paragraph 5(a) above or as permitted under Paragraph 7(a) below, neither the Borrower nor any of the Guarantors has outstanding Liens on any of its properties or assets nor are there any security agreements to which the Borrower or any of the Guarantors is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property.

    5(m) Securities Acts. Neither the Borrower nor any Guarantor has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Borrower is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

    5(n)   Consents,   etc.  No  consent,   approval,   authorization   of,  or
registration, declaration or filing with any Governmental Authority is required on the part of the Borrower or any Guarantor in connection with the execution and delivery of the Loan Documents or the performance of or compliance with the terms, provisions and conditions hereof or thereof.

   6. Affirmative Covenants. The Borrower hereby covenants and agrees with Lender that, as long as any Obligations remain unpaid or Lender has any obligation to make Loans hereunder or the Lender has any obligation to issue Letters Of Credit for the account of the Borrower, the Borrower shall and shall cause each Guarantor to:

    6(a) Financial Statements. Furnish or cause to be furnished to Lender:
     (1) Within 120 days after the last day of each fiscal year of the Borrower,
(a) the form of 10K of Borrower filed with the Securities & Exchange Commission for such fiscal year containing the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of, and the related consolidated statements of income, shareholders' equity and cash flows for such year, and the comparative financial statements as at the end of, and for, the preceding fiscal year all prepared in accordance with GAAP accompanied by an opinion of independent certified public accountants of nationally recognized standing, and (b) the unaudited consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of the related fiscal year and the unaudited consolidating statement of income for such fiscal year in each case consistent with prior practice certified by a Responsible Officer of the Borrower that they fairly present the financial condition of the Borrower and its consolidated Subsidiaries, as of the dates indicated and the results of their operations and cash flows for the periods indicated all in conformity with GAAP.
     (2) Within sixty (60) days after the last day of the Borrower's fiscal quarter (except the last quarter) the form of 10Q of the Borrower filed with the Securities & Exchange Commission for such quarter containing the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of, and the related consolidated statements of income and shareholders' equity for the quarter and for the period from the beginning of the then current fiscal year to the end of such quarter.

    6(b) Certificates; Reports; Other Information. Furnish or cause to be furnished to Lender:

     (1) Not later than sixty (60) days after the end of each fiscal quarter of Borrower, a Compliance Certificate of a Responsible Officer of the Borrower;

     (2) Promptly, such additional financial and other information, including, without limitation, financial statements of the Borrower or any Affiliate, if available to the Borrower, as the Lender may from time to time reasonably request; and

     (3) On each June 30th and December 31st, a written statement setting forth all product liability litigation or proceeding affecting the Borrower or any of the Subsidiaries or the Collateral, including, without limitation, a summary of each litigation or proceeding and a description of the product involved.

     6(c) Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness (including taxes), except Indebtedness being contested in good faith and for which provision is made to the satisfaction of Lender for the payment thereof in the event the Borrower or any Guarantor is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Borrower or any Guarantor.

     6(d) Maintenance of Existence and Properties. Maintain its corporate existence and maintain all rights, privileges, licenses, approvals, franchises, properties and assets, necessary or desirable in the normal conduct of its business, and comply in all material respects with all Contractual Obligations and Requirements Of Law.

     6(e) Inspection of Property; Books and Records; Discussions. (1) Keep proper books of record and account on the same fiscal year basis as maintained on the date of this Agreement in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (2) permit representatives of Lender (i) to visit and inspect any of its properties and examine and make abstracts from and copies of any of its books and records at any reasonable time and as often as may reasonably be desired by the Lender,
(ii) to (at a cost reimbursed pursuant to Paragraph 6(g) below) audit its accounts receivable and inventory, and (iii) with prior notice to the Borrower, to discuss the business, operations, properties and financial and other condition of the Borrower and any of the Guarantors with officers and, in the reasonable discharge of its rights and obligations, employees of such parties, and with their independent certified public accountants. Without limiting the generality of the foregoing, the Borrower agrees that it will and will cause each Guarantor to maintain such inter-company books and records as shall evidence the value and benefit received by each Guarantor from Loans and Letters Of Credit.

    6(f) Notices. Promptly give written notice to Lender of:

     (1) The occurrence of any Potential Default or Event Of Default;

     (2) Any litigation or proceeding (except those which are based solely on product liability theories), including, without limitation, any substantial dispute with any governmental or law enforcement agency, in an aggregate amount in excess of $500,000 affecting the Borrower or any of its Subsidiaries or the Collateral;

     (3) Any litigation or proceeding initiated by any Person who is not a citizen of the United States; and

     (4) A material adverse change in the business, operations, property or financial or other condition of the Borrower or any of the Guarantors.

    6(g) Expenses. Pay all reasonable out-of-pocket expenses (including fees and disbursements of counsel, including the reasonable allocated cost of inside counsel): (1) of the Lender, in an aggregate amount not to exceed $8,000 incident to the preparation, negotiation, arrangement, closing, waiver to, amendment or modification of, and administration of the Loan Documents, and the protection of the rights of Lender under the Loan Documents, and (2) of Lender incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Borrower or any Guarantor. The obligations of the Borrower under this Paragraph 6(g) shall be effective and enforceable whether or not any Loan is made hereunder and shall survive payment of all other Obligations. For the convenience of the Borrower, Lender agrees that, prior to incurring any such costs, fees or expenses for counsel or consultants, it will so notify the Borrower together with an estimate of the costs, fees or expenses anticipated to be incurred.

    6(h) Loan Documents. Use the Loans and Letters Of Credit as contemplated by Paragraph 3(a) and comply with and observe all terms and conditions of the Loan Documents.

     6(i) Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, and furnish Lender on request full information as to all such insurance and obtain loss-payee endorsements thereon in favor of Lender. Such insurance coverage shall include, without limitation, product liability insurance covering all products either (i) with an insurance carrier rated by Best's Rating Service as "A VIII" or better or (ii) with the prior written approval of Lender, which shall not be unreasonably withheld, through self- insurance or a captive insurance company. Lender recognizes that as of the date of this Agreement, silicone breast implant products are self-insured by the Borrower.

     6(j) Hazardous Materials. The Borrower shall indemnify and hold harmless Lender from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's or a Guarantor's property or operations or property leased to the Borrower or a Guarantor. The indemnity includes but is not limited to reasonable attorneys' fees. The indemnity extends to Lender and its respective parents, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law. This indemnity is without limitation and will survive repayment of the Borrower's Obligations.

   7. Negative Covenants. The Borrower hereby agrees that, as long as any Obligations remain unpaid or Lender has any obligation to make Loans hereunder or the Lender has any obligation to issue Letters Of Credit hereunder, the Borrower shall not and shall not permit any Guarantor to, directly or indirectly, without the prior consent of the Lender which shall not be unreasonably withheld:

    7(a) Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property or assets except:

     (1) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the Borrower shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

     (2) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Borrower's business;

     (3) Liens in favor of Lender;

     (4) Liens in existence on the date hereof, with all liens securing obligations in excess of $100,000 as set forth on Exhibit H;

     (5) Any Lien securing obligations individually or in aggregate with associated Liens in amounts not to exceed $100,000 incurred in the ordinary course of business; and

     (6) Liens on property of Mentor Medical Systems B.V. located in the Netherlands.

    7(b) Funded Debt. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Funded Debt except:
     (1) The Obligations;

     (2) Indebtedness on endorsements of instruments for collection in the ordinary course of business;

     (3) Funded Debt on bonds or undertakings incurred in the ordinary course of business;

     (4) Funded Debt reflected in the financial statements referred to in Paragraph 5(a) above; and

     (5) Funded Debt due to any holder of a Lien permitted under Paragraph 7(a) above.

    7(c) Consolidation and Merger. Liquidate or dissolve or enter into any consolidation or merger in which Borrower is not the surviving corporation.

    7(d) Acquisitions; Investments; Advances. Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person, other than purchases, acquisitions, and incurrences of liability not in the nature of a business acquisition and made in the ordinary course of business as conducted on the date of this Agreement; or, make or commit to make any advance, loan or extension of credit or purchase any stock, bonds, notes, debentures, or other securities of, forgive any Indebtedness of, or make any other investment in, any Person other than:

     (1) Investments by the Borrower in Guarantors; and

     (2)  Investments  in an  aggregate  amount  not in excess  of Five  Million
Dollars ($5,000,000) in any fiscal year for the acquisition of a business or product line not outside of the medical device field; and

For purposes of this definition, "Investment" shall mean any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock, or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

    7(e) Payment of Dividends. Except to the Borrower, declare or pay any dividends upon its shares of stock now or hereafter outstanding or make any distribution of assets to its stockholders as such, whether in cash, property or securities except (i) dividends payable in shares of capital stock and cash in lieu of fractional shares or in options, warrants or other rights to purchase shares of capital stock and (ii) dividends paid in any year in an aggregate amount not in excess of one-half of the Borrower's consolidated net income for the preceding fiscal year.

    7(f) Purchase or Retirement of Stock. Acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding in excess of $3,000,000.00 on an annual basis.

    7(g) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than excess, obsolete or worn out property), whether now owned or hereafter acquired, other than (i) in the ordinary course of business as presently conducted and at fair market value or (ii) in an aggregate amount not to exceed $500,000 in any fiscal year, and not enter into any sale and leaseback agreement relating to its assets without the prior written consent of Lender.

    7(h) Conduct of Business, etc.

     (1) Engage in any business activities substantially different from the Borrower's and the applicable Guarantor's business as conducted on the date of this Agreement; or

     (2) Enter into or agree to enter into any leveraged lease or similar transaction pursuant to which it extends financing accommodations to any other Person.

    7(i) Financial Covenants. On a consolidated basis for the Borrower and its Subsidiaries calculated in accordance with GAAP:

     (1) permit its Effective Tangible Net Worth at any one time to be less than the sum of $65,000,000 for each fiscal quarter after the date of this Agreement;

     (2) permit the ratio of (i) all liabilities of the Borrower and its Subsidiaries which, in accordance with GAAP and industry practices are shown on the liability side of a balance sheet to (ii) Effective Tangible Net Worth at any one time to be greater than 1.00 to 1.00;

     (3) permit the ratio of (i) cash, short-term cash investments, marketable securities not classified as long-term investments plus accounts receivable of the Borrower and its Subsidiaries to (ii) current liabilities of the Borrower and its Subsidiaries (including without limitation the Loans) at any one time to be less than .85 to 1.00; or

     (4) permit the net income of the Borrower to be less than $1.00 in any fiscal quarter as calculated only for such fiscal quarter.

    7(j) Subordinated Debt. Amend, modify or waive any material terms or conditions of the Subordinated Debt.

   8. Events of Default. Upon the occurrence of any of the following events (an "Event Of Default"):

    8(a) The Borrower shall fail to pay any principal on the Loans on the date when due or fail to pay within ten (10) days of the date when due any interest or other Obligation under the Loan Documents; or

    8(b) Any representation or warranty made by the Borrower or any Guarantor in any Loan Documents or in connection with any Loan Documents shall be materially inaccurate or incomplete in any respect on or as of the date made; or

    8(c) The Borrower shall fail to maintain its corporate existence or shall default in any material respect in the observance or performance of any covenant or agreement contained in Paragraph 7 above; or

    8(d) The Borrower or any Guarantor shall fail to observe or perform in any material respect any other term or provision contained in the Loan Documents and such failure shall continue for thirty (30) days after the Lender notifies the Borrower thereof; or

    8(e) The Borrower or any of its Subsidiaries shall default in any payment of principal of or interest on any Indebtedness (other than the Obligations) in an aggregate amount in excess of $100,000 or any other event shall occur the effect of such is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity; or

    8(f) (1) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Borrower or any of its Subsidiaries, any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (3) there shall be commenced against the Borrower or any of its Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded or appealed against pending appeal within thirty (30) days from the entry thereof; or (4) the Borrower or any of its Subsidiaries, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clause (1),
(2) or (3) above; or (5) the Borrower or any of its Subsidiaries, shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

    8(g) One or more judgments or decrees for an aggregate amount in excess of $10,000,000 shall be entered against the Borrower or any of its Subsidiaries within any fiscal year of Borrower and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within thirty (30) days from the entry thereof or in any event later than five days prior to the date of any proposed sale thereunder; or

    8(h) Except for planned closures during holiday or vacation periods or closures due to fire, earthquake, flood, government action, strike, lockout or other similar event, the Borrower or any Guarantor shall voluntarily suspend the transaction of business for more than five days in any calendar year; or

    8(i) Any Guarantor shall fail to observe or comply with any term or condition of its Guarantee or shall attempt to rescind or revoke its Guarantee, with respect to future transactions or otherwise or any Guarantee shall cease to be in full force and effect; or

    8(j) Lender shall fail to have an enforceable Lien (subject only to such prior Liens as Lender shall have consented to in writing) on the Collateral; or

    8(k) Any financial or other information delivered by Borrower to Lender proves to be false or misleading in any material respect.

                                     THEN:

     (1) Automatically upon the occurrence of an Event Of Default under Paragraph 8(j) above; and

     (2) At the option of Lender upon the occurrence of an Event Of Default under Paragraph 8(a) above,

Lender's obligation to make Loans or to issue Letters Of Credit shall terminate and the principal balance of outstanding Loans and interest accrued but unpaid thereon and the aggregate contingent obligation of the Borrower to reimburse Lender, or in the case of subparagraph (2) above Lender, for future L/C Drawings with respect to Outstanding Letters Of Credit shall become immediately due and payable, without demand upon or presentment to the Borrower, which are expressly waived by the Borrower, and Lender may immediately exercise all rights, powers and remedies available to them, or it, at law, in equity or otherwise. Any amounts paid by the Borrower to Lender hereunder on account of Outstanding Letters Of Credit shall be held by Lender as cash Collateral for the obligations of the Borrower with respect to L/C Drawings relating thereto, and the Borrower hereby grants to Lender a first perfected security interest in said cash and authorizes Lender to apply such cash on account of future L/C Drawings as such L/C Drawings become payable by the Borrower.

   9. Miscellaneous Provisions.

    9(a) No Assignment. The Borrower may not assign its rights or obligations under this Agreement without the prior written consent of Lender. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of

Lender, its successors and assigns, and shall be binding upon the Borrower, its successors and assigns.

    9(b) Amend; No Waiver. This Agreement may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by Lender and the Borrower. It is expressly agreed and understood that the failure by Lender to elect to accelerate amounts outstanding hereunder and/or to terminate the obligation of Lender to make Loans hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement. No delay or failure by Lender to exercise any right, power or remedy shall constitute a waiver thereof by Lender, and no single or partial exercise by Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

    9(c) Cumulative Rights. The rights, powers and remedies of Lender hereunder are cumulative and in addition to all rights, power and remedies provided under any and all agreements between the Borrower and Lender relating hereto, at law, in equity or otherwise.

    9(d) Entire Agreement. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

    9(e) Survival. All representations, warranties, covenants and agreements herein contained on the part of the Borrower shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

    9(f) Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be:

     (1) in writing and delivered in person or transmitted by overnight courier, telex, telecopy, facsimile, or certified or registered U.S. mail, postage prepaid, return receipt requested;

     (2) shall be deemed to have been given or made (i) if delivered in person on a Business Day during normal business hours of the recipient, then on the date of receipt and, otherwise, on the next succeeding Business Day; (ii) if delivered by overnight courier service, on the Business Day next succeeding the day of sending; (iii) if delivered by telex, telecopy, or facsimile, during normal business hours of the recipient, then on the date sent and, otherwise, on the next succeeding Business Day; and (iv) if delivered by U.S. mail, on the third business day after deposit in a regular depository of the United States mail; and

     (3) addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this Paragraph 10(f).

    9(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to choice of law rules.

    9(h) Consent to Jurisdiction. The parties hereto agree that any legal action or proceeding with respect to this Agreement or any other agreement executed in connection herewith or any action or proceeding to execute or otherwise enforce any judgement obtained against the Borrower for any of its property, may be brought in the courts of the State of California or in the courts of the United Sates for the Central District of California, and hereby irrevocably submit to the personal non-exclusive jurisdiction of such courts.

    9(i) Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

    9(j) Accounting Terms. All accounting terms not otherwise defined herein are used with the meanings given such terms under GAAP.

    9(k) Set Off. Lender may exercise their right of set-off against the Obligations to the same extent as if the Obligations were unsecured.

    9(l) Costs and Expenses; Attorneys' Fees. In any judicial action between the Lender and the Borrower to enforce any of the provisions of the Loan Documents, whether or not such action or proceeding is prosecuted to final judgment and in addition to any other remedy, the non-prevailing party shall pay to the prevailing party all reasonable costs and expenses, including reasonable attorneys' fees and costs (including the allocated costs of internal counsel), incurred in connection therewith by the prevailing party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      MENTOR CORPORATION, a
                                      Minnesota corporation,
                                      as the Borrower


                                      By:  /s/ GARY E. MISTLIN
                                      Print Name:   Gary E. Mistlin
                                      Title: Vice President of Finance/Treasurer

                                      Address: MENTOR CORPORATION
                                               5425 Hollister
                                               Santa Barbara, CA 93111

                                      SANWA BANK CALIFORNIA, as Lender


                                      By:     /s/ DONNA K. OWEN
                                      Print Name:  Donna K. Owen
                                      Title:  Vice President, Commercial
                                               Banking Officer

                                      Address: Sanwa Bank California
                                               15165 Ventura Blvd.
                                               Suite 445
                                               Sherman Oaks, CA  91403

                       SCHEDULE OF EXHIBITS AND SCHEDULES

     EXHIBIT        DOCUMENT
       A            Form of Revolving Note
       B-1          Form of Security Agreement (Borrower)
       B-2          Form of Security Agreement (Guarantor)
       C            Guaranty Agreement
       D            Contribution Agreement
       E            Form of Opinion of Counsel to Borrower and Each Guarantor
       F            Litigation Disclosure
       G            List of Subsidiaries
       H            Permitted Liens
       I            Form of Compliance Certificate
       J            Form of Loan Request
       K            Form of Inter-Company Note

    SCHEDULE        DOCUMENT
     3(h)(2)        Fee Structure for Letters of Credit